As Filed With The Securities And Exchange  Commission on October 10, 2001
                                                      Registration No. 333-69742
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


VECTREN UTILITY HOLDINGS, INC.             SOUTHERN INDIANA GAS AND
(Exact Name of Registrant as                ELECTRIC COMPANY
  Specified in its Charter)                (Exact Name of Registrant as
                                           Specified in its Charter)
       Indiana                                       Indiana
(State or Other Jurisdiction of            (State or Other Jurisdiction
 Incorporation or Organization)            of Incorporation or
      35-2104850                           Organization)
(I.R.S. Employer Identification Number)             35-0672570
20 N.W. Fourth Street                      (I.R.S. Employer Identification
Evansville, Indiana 47741                  Number)
(812) 491-4000                             20 N.W. Fourth Street,
(Address, Including Zip Code, and          Evansville, Indiana 47741
Telephone Including Area Code,             (812) 491-4000
 of Registrant's Principal                 (Address, Including Zip Code,
Executive Offices)                         and Telephone Including Area
                                           Code, of Registrant's Principal
                                           Executive Offices)

INDIANA GAS COMPANY, INC.                  VECTREN ENERGY DELIVERY OF OHIO, INC.
(Exact Name of Registrant as               (Exact Name of Registrant as
Specified in its Charter)                  Specified in its Charter)
      Indiana and Ohio                                Ohio
(State or Other Jurisdiction               (State or Other Jurisdiction of
of Incorporation or Organization)          Incorporation or Organization)
         35-0793669                                35-2107003
(I.R.S. Employer Identification Number)    (I.R.S. Employer Identification
                                           Number)
20 N.W. Fourth Street,                     20 N.W. Fourth Street,
Evansville, Indiana 47741                  Evansville, Indiana 47741
(812) 491-4000                             (812) 491-4000
(Address, Including Zip Code,              (Address, Including Zip Code,
 and Telephone Number,                     and Telephone Number,
Including Area Code, of Registrant's       Including Area Code, of Registrant's
Principal Executive                        Principal Executive Offices)
Offices)


                               Ronald E. Christian
                     Senior Vice President, General Counsel,
                                and Secretary of
                         Vectren Utility Holdings, Inc.,
                           Indiana Gas Company, Inc.,
                    Southern Indiana Gas and Electric Company
                                       and
                      Vectren Energy Delivery of Ohio, Inc.
                              20 N.W. Fourth Street
                            Evansville, Indiana 47741
                                 (812) 491-4000
            (Name, Address, Including Zip Code, and Telephone Number,
         Including Area Code, of Agent For Service For All Registrants)

                                   COPIES TO:
         Catherine L. Bridge                       Edward F. Petrosky
         Barnes & Thornburg                        Sidley Austin Brown &
         Wood LLP
         11 South Meridian Street                  875 Third Avenue
         Indianapolis, Indiana  46204              New York, New York  10022
         (317) 236-1313                            (212) 906-2000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. We may not sell these securities unless we deliver a final prospectus supplement and accompanying prospectus. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.


                              Subject to Completion
             Preliminary Prospectus Supplement dated October 9, 2001

Prospectus Supplement                                   Ratings:

(To Prospectus dated October___, 2001)                  Standard & Poor's:   A-
                                                        Moody's:             A2
                                                        (See "Ratings.")
                         VECTREN UTILITY HOLDINGS, INC.

                                  $100,000,000
                    _____% Senior Notes due October 15, 2031
                                       and

INDIANA GAS COMPANY, INC.    SOUTHERN INDIANA GAS AND         VECTREN ENERGY
                                  ELECTRIC COMPANY        DELIVERY OF OHIO, INC.

                           Guarantees of Senior Notes

                             ----------------------

     o Our Senior Notes due 2031, which we refer to as the "Notes", bear interest at the rate of _____% per year. The Notes will mature on October 15, 2031. However, we can redeem the Notes at our option on or after October 19, 2006 at 100% of the principal amount plus any accrued interest thereon.

     o Interest on the Notes is payable quarterly on January 15, April 15, July 15, and October 15, beginning on January 15, 2002, and at maturity or earlier redemption.

     o The Notes will be jointly and severally guaranteed by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc. Each of these companies is a wholly owned subsidiary of Vectren Utility Holdings, Inc. However, each guarantee is subject to termination upon satisfaction of certain conditions.

     o    The Notes  will be  unsecured  and will rank  equally  with all of our
          other  unsecured  senior   indebtedness  and  junior  to  our  secured
          indebtedness, if any.

     o With respect to each guarantor, the guarantee will be unsecured and will rank equally with all of that guarantor's other unsecured senior indebtedness, so long as the guarantee is in effect, and junior to its secured indebtedness.

     o We will apply to list the Notes on the New York Stock Exchange under the symbol "_______." We expect trading of the Notes to begin within a 30-day period after the initial delivery of the Notes, although we cannot assure you that our listing will be approved or trading will begin at that time.

          You should carefully consider the factors set forth under "Risk Factors" beginning on page S-8 of this prospectus supplement.

                                                          Per Note         Total
                                                          --------         -----
          Public offering price(1).......................
          Underwriting discount..........................
          Proceeds, before expenses, to Vectren Utility
             Holdings, Inc. .............................
          (1) Plus accrued interest from October ___, 2001, if settlement occurs after that date

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          We expect that the Notes will be ready for delivery in book-entry form only through The Depository Trust Company ("DTC") on or about October __, 2001.

                               -------------------
   Merrill Lynch & Co.                                 A.G. Edwards & Sons, Inc.
                             UBS Warburg
                                             U.S. Bancorp Piper Jaffray

                              ---------------------
          The date of this prospectus supplement is October ___, 2001.

                                TABLE OF CONTENTS

     PROSPECTUS SUPPLEMENT                                                 Page
     ---------------------                                                 ----
     Forward-Looking Statements.............................................S-3
     Summary of the Offering................................................S-4
     Risk Factors...........................................................S-8
     Use of Proceeds.......................................................S-10
     Capitalization........................................................S-10
     Ratios of Earnings to Fixed Charges...................................S-10
     Description of the Notes..............................................S-11
     Ratings...............................................................S-15
     Underwriting..........................................................S-16
     Legal Opinions........................................................S-16
     Experts...............................................................S-17

     PROSPECTUS
     ----------
     Forward-Looking Statements...............................................4
     Vectren Utility Holdings, Inc. and Subsidiary Companies..................5
     Use of Proceeds..........................................................6
     Ratios of Earnings to Fixed Charges......................................6
     Description of the Debt Securities.......................................7
     Plan of Distribution....................................................22
     Legal Matters...........................................................22
     Experts.................................................................23
     Where You Can Find More Information.....................................23
     Incorporation of Information We File with the SEC.......................24

                               -------------------

          This prospectus supplement contains specific information about the terms of this offering. The accompanying prospectus provides you with a general description of the securities we may offer, some of which may not apply to the Notes. This prospectus supplement may also add, update or change information contained in the prospectus. If the descriptions of a particular series of securities vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and any prospectus together with additional information described in the prospectus under the heading "Where You Can Find More Information."

          You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the cover page of this prospectus supplement or the accompanying prospectus, as applicable, and that the information contained in documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

          In this prospectus supplement and the accompanying prospectus, "we," "us" and "our" refer to Vectren Utility Holdings, Inc. and, where appropriate, our subsidiary companies. The term "Underwriters" refers to Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., U.S. Bancorp Piper Jaffray Inc. and UBS Warburg LLC.

                           FORWARD-LOOKING STATEMENTS

          Statements contained or incorporated by reference in this prospectus supplement regarding future events and developments are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933. Forward-looking statements are based on management's beliefs as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations and not historical facts, actual results may differ materially from those projected in the particular statements. Important factors that could cause future results to differ include the following:

          o         Weather conditions;

          o         The  federal  and state  regulatory  environment,  including changes in rate-setting and cost-recovery policies, environmental regulations, tax or accounting matters and other laws and regulations to which we are subject;

          o The economic climate, including inflation rates and monetary policies;

          o         Unusual  or   unanticipated   changes  in  normal   business
                    operations, including unusual maintenance or repairs;

          o Fluctuation in supply, demand, transmission capacity and prices for energy commodities;

          o Customer growth within our service territories and changes in customers' usage patterns and energy preferences;

          o         Financial   market   conditions,    including   changes   in
                    availability of capital or interest rate fluctuations;

          o Our ability to carry out our marketing and sales plans, along with the ability to realize synergies associated with our merger and investment strategies; and

          o Employee workforce factors, including changes in collective bargaining unit agreements, strikes or work stoppages.

          These and other matters are difficult to predict, and many are beyond our control, including those we discuss in this prospectus supplement, the accompanying prospectus and our filings with the Securities and Exchange Commission. Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus supplement, the accompanying prospectus or, in the case of documents incorporated by reference, the dates of those documents, as applicable.

                             SUMMARY OF THE OFFERING

          The following summary is not complete. For a more detailed description, you should read all of the information appearing elsewhere in, or incorporated by reference in, this prospectus supplement and in the accompanying prospectus.

             Vectren Utility Holdings, Inc. and Subsidiary Companies

          Vectren Utility Holdings, Inc. ("Utility Holdings"), an Indiana corporation, is a wholly owned subsidiary of Vectren Corporation ("Vectren"). Utility Holdings was formed on March 31, 2000 to serve as the intermediate holding company for Vectren's operating public utilities:

          o Indiana Gas Company, Inc. ("Indiana Gas"), formerly a wholly owned subsidiary of Indiana Energy, Inc. ("Indiana Energy"),

          o Southern Indiana Gas and Electric Company ("Southern Indiana Gas"), formerly a wholly owned subsidiary of SIGCORP, Inc. ("SIGCORP"), and

          o         the Ohio operations as described below.

          Utility Holdings's regulated subsidiary companies currently serve approximately one million customers. Indiana Gas provides natural gas and transportation services to a diversified base of customers in 311 communities in 49 of Indiana's 92 counties. Southern Indiana Gas provides generation, transmission, distribution and the sale of electric power to Evansville, Indiana and 74 other communities in 8 counties in southwestern Indiana, and the distribution and sale of natural gas to Evansville, Indiana and 64 communities in 10 counties in southwestern Indiana. The Ohio operations provide natural gas distribution, transportation and sale of natural gas to Dayton, Ohio and 16 counties in west central Ohio.

          On October 31, 2000, Vectren acquired the natural gas distribution assets of The Dayton Power and Light Company ("Dayton Power") for a purchase price of approximately $465 million. The acquisition added 310,000 gas distribution customers in 16 counties in west central Ohio. Vectren acquired the natural gas distribution assets as a tenancy in common through two wholly owned subsidiary companies. Vectren Energy Delivery of Ohio, Inc. ("Vectren of Ohio") holds a 53 percent undivided ownership interest in the assets, and Indiana Gas holds a 47 percent undivided ownership interest in the assets. Vectren of Ohio operates the natural gas distribution assets, and these operations are referred to in this prospectus supplement as "the Ohio operations." Utility Holdings established a $435 million commercial paper program to fund the majority of the acquisition; this facility was fully utilized at October 31, 2000. Vectren of
Ohio's portion of the acquisition was initially funded with short-term borrowings from Utility Holdings. Indiana Gas's portion of the acquisition was initially funded with a combination of short-term borrowings from Utility Holdings's and Indiana Gas's commercial paper programs. In February 2001, Utility Holdings repaid $129.4 million of commercial paper with proceeds from a public offering of Vectren's common stock. Over time, it is anticipated that permanent financing will fully replace these short-term borrowings.

          Vectren is an Indiana corporation that was organized on June 10, 1999, solely for the purpose of effecting the merger of Indiana Energy and SIGCORP. On March 31, 2000, the merger of Indiana Energy with SIGCORP and into Vectren was consummated with a tax-free exchange of shares and has been accounted for as a pooling of interests. The reorganization of Indiana Gas and Southern Indiana Gas into subsidiary companies of Utility Holdings has been accounted for as a combination of entities under common control. These transactions did not affect the preferred stock and debt securities of Indiana Gas and Southern Indiana Gas.

          Utility Holdings's principal executive offices are located at 20 N.W. Fourth Street, Evansville, Indiana 47711 and our telephone number is (812) 491-4000.

          If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in the accompanying prospectus.

                               Recent Developments

          Southern Indiana Gas will redeem all of the outstanding shares of its 4.8% Preferred Stock and 4.75% Preferred Stock on October 16, 2001. A notice of redemption was mailed to shareholders on September 10, 2001. Southern Indiana Gas deposited the redemption funds with the redemption agent on September 10, 2001. Since that date, the 4.8% Preferred Stock and the 4.75% Preferred Stock are no longer deemed outstanding.

          Southern Indiana Gas will redeem the 4.8% Preferred Stock at the redemption price of $110.00 per share, plus $1.3464 in accrued and unpaid dividends to the redemption date. There were 85,519 shares of 4.8% Preferred Stock outstanding prior to the redemption. Southern Indiana Gas will redeem the 4.75% Preferred Stock at the redemption price of $101.00 per share, plus $.9694 in accrued and unpaid dividends to the redemption date. There were 3,000 shares of 4.75% Preferred Stock outstanding prior to the redemption.

          In addition, Southern Indiana Gas redeemed all of the outstanding shares of its 6.5% Preferred Stock on September 10, 2001. Southern Indiana Gas redeemed the 6.5% Preferred Stock at the redemption price of $104.50 per share, plus $.6802 in accrued and unpaid dividends to the redemption date. There were 75,000 shares of 6.5% Preferred Stock outstanding prior to the redemption.

                                  The Offering

Notes Offered ......................    We are offering  $100,000,000  aggregate
                                        principal   amount   of  Notes   bearing
                                        interest at a rate of ____% per year.

Interest Payment Dates..............    We  will  pay   interest  on  the  Notes
                                        quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, beginning on January 15, 2002.

Record Date.........................    We will make  interest  payments  to the
                                        holders of Notes who hold the Notes as of the 1st calendar day of the month in which each interest payment date falls and, if applicable, upon presentation and surrender at maturity or earlier redemption.

Date of Maturity....................    The Notes  will  mature on  October  15,
                                        2031, unless we redeem the Notes prior to that date.

Optional Redemption
by Utility Holdings ................    We will have the  option  to redeem  the
                                        Notes, in whole or in part, from time to time on or after October 19, 2006. The optional redemption price for the Notes will be 100% of the principal amount thereof plus unpaid interest accrued to the redemption date.


Ranking.............................    The  Notes  will be  unsecured  and will
                                        rank  equally  with  all  of  the  other
                                        unsecured senior indebtedness of Utility
                                        Holdings.  The Notes will rank junior to
                                        the  secured   indebtedness  of  Utility
                                        Holdings,  if any.  Since  the Notes are
                                        guaranteed by our subsidiary  companies,
                                        the  Notes  will rank  equally  with the
                                        unsecured  senior  indebtedness  of  our
                                        subsidiary companies and junior to their
                                        secured indebtedness.  At June 30, 2001,
                                        Utility      Holdings      had     total
                                        unconsolidated   liabilities  of  $351.5
                                        million,  none of which was secured; our
                                        subsidiary     companies    had    total
                                        liabilities  of $1.4  billion,  of which
                                        $245.8  million  was  secured and $271.7
                                        million     represented     intercompany
                                        payables owing to Utility Holdings; and Utility Holdings and its subsidiaries had total consolidated liabilities of
                                        $1.5 billion.

Guarantees..........................    Our operating public utility  subsidiary
                                        companies, Indiana Gas, Southern Indiana
                                        Gas and  Vectren of Ohio,  will  jointly
                                        and  severally  guarantee the payment of
                                        all of our obligations  under the Notes.
                                        With  respect  to  each  guarantor,  the
                                        guarantee  will be  unsecured  and  will
                                        rank    equally   with   all   of   that
                                        guarantor's   other   unsecured   senior
                                        indebtedness, so long as that guarantee is in effect, and will rank junior to its secured indebtedness. Under certain circumstances, the guarantees may be terminated.

Ratings.............................    We  anticipate  that the  Notes  will be
                                        rated "A-" by Standard & Poor's  Ratings
                                        Services,  a division of The McGraw-Hill
                                        Companies,  Inc.,  and  "A2" by  Moody's
                                        Investors Service, Inc.

Use of Proceeds.....................    We  estimate  that we will  receive  net
                                        proceeds from the sale of the Notes of approximately $____________. We intend to use the proceeds from the offering of the Notes to repay a portion of the commercial paper we issued to fund the acquisition of the Ohio operations.

Ratios of Earnings to Fixed
Charges.............................    Our  historical  ratios of  earnings  to
                                        fixed  charges  for  the  twelve  months
                                        ended on June  30,  2001 and each of the
                                        fiscal  years ended  December  31, 2000,
                                        1999,  1998,  1997 and 1996  were  2.3x,
                                        2.8x,   4.0x,   3.8x,   3.3x  and  4.1x,
                                        respectively.  The ratio for the  twelve
                                        months  ended on June 30, 2001  includes
                                        eight months of the Ohio operations, and
                                        the  ratio for the year  ended  December
                                        31, 2000 includes two months of the Ohio
                                        operations. The ratio for 1997 excluding
                                        restructuring  costs  of  $39.5  million
                                        would  have  been  3.6x.  The  ratio for
                                        fiscal  2000  excluding   merger-related
                                        costs of $44.1  million  would have been
                                        3.2x.  The ratio for the  twelve  months
                                        ended    June   30,    2001    excluding
                                        merger-related  costs of  $17.9  million
                                        and  restructuring-related   charges  of
                                        $10.8 million would have been 2.4x.

                                  RISK FACTORS

          You should carefully consider the risk factors described below, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment in the Notes. Additionally risks and uncertainties not presently known or that we currently believe to be immaterial may also adversely affect us.

The Notes will rank junior to the claims of secured creditors of Utility Holdings and its subsidiary companies. Because of our holding company structure, except during the time that the Notes are guaranteed by our subsidiary companies, the Notes will also rank junior to the claims of unsecured creditors of our subsidiary companies.

          The Notes will rank junior to all of the secured indebtedness of Utility Holdings and its subsidiary companies to the extent of the underlying collateral. In addition, because we are a holding company and conduct our operations through our subsidiary companies, our ability to meet our obligations under our indebtedness, including payment of principal of and any interest on the Notes, depends on the earnings and cash flows of our subsidiary companies and the ability of our subsidiary companies to pay dividends or advance or repay funds to us. Any right of ours or the holders of the Notes to participate in the assets of any of our subsidiary companies upon any liquidation, dissolution or reorganization of any such subsidiary company will be subject to the prior claims of that subsidiary company's secured creditors and, except to the extent that a guarantee in respect of the Notes from that subsidiary company is in effect, its unsecured creditors, including its trade creditors and other creditors who have obtained guarantees from that subsidiary company, unless we are recognized as a creditor of that subsidiary company on account of our own claims. Accordingly, absent the existence of guarantees from our subsidiary companies, the Notes will rank junior to the claims of unsecured creditors of our subsidiary companies. On the date of this prospectus supplement, the Notes are guaranteed by Indiana Gas, Southern Indiana Gas and Vectren of Ohio. However, these guarantees may be terminated upon the disposition of a guarantor, but only if certain conditions are satisfied. See "Description of the Notes - The Guarantees."

          At June 30, 2001, Utility Holdings had total unconsolidated liabilities of $351.5 million, none of which was secured; our subsidiary companies had total liabilities of $1.4 billion, of which $245.8 million was secured and $271.7 million represented intercompany payables owing to Utility Holdings; and Utility Holdings and its subsidiaries had total consolidated liabilities of $1.5 billion.

A court may be able to void any guarantees of the Notes and require holders of the Notes to return payments received from the subsidiary guarantors.

          Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the Notes by one or more of our subsidiary guarantors could be voided, or claims in respect of a guarantee could be subordinated to all other debts of any subsidiary guarantor, if, among other things, that subsidiary guarantor, at the time it issued the guarantee:

          o issued the guarantee to delay, hinder or defraud present or future creditors; or

          o received less than reasonably equivalent value or fair consideration for issuing the guarantee;

and at the time that subsidiary guarantor issued the guarantee, it

          o was insolvent or rendered insolvent by reason of issuing the guarantee or would be rendered insolvent upon payment of the guarantee;

          o was engaged or about to engage in a business or transaction for which that subsidiary guarantor's remaining unencumbered assets constituted unreasonably small capital to carry on its business; or

          o intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.

          If a court determined that the issuance of a guarantee of the Notes by a subsidiary guarantor violated applicable federal and state law as described above, any payment by a subsidiary guarantor pursuant to its guarantee of the Notes could be voided and required to be returned to that subsidiary guarantor or a fund for the benefit of the creditors of that subsidiary guarantor, or the guarantee could be subordinated to other debts of that subsidiary guarantor.

          The measure of insolvency for purposes of fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

          o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

          o the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

          o         it could not pay its debts as they become due.

          We cannot be sure as to the standard that a court would use to determine whether or not a subsidiary guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the Notes would not be voided or the guarantee of the Notes would not be subordinated to that subsidiary guarantor's other debts.

          If challenged, any guarantee of the Notes issued by one of our subsidiary guarantors could also be subject to the claim that, because the guarantee was issued for our benefit, and only indirectly for the benefit of that subsidiary guarantor, the obligations of that subsidiary guarantor were incurred for less than fair consideration. A court could therefore void the obligations under the guarantee or subordinate the guarantee to that subsidiary guarantor's other debts or take other actions detrimental to holders of the Notes.

                                 USE OF PROCEEDS

          We estimate that we will receive net proceeds from the sale of the Notes of approximately $___________ after deducting the underwriting discount and commissions and estimated offering expenses payable by us. We intend to use the proceeds from the sale of the Notes to repay a portion of our commercial paper outstanding as of June 30, 2001, which had a weighted average interest rate of 2.57% per annum as of October 5, 2001 and had maturities ranging from 4 days to 35 days. We issued the commercial paper and other short term debt to fund the acquisition of the Ohio operations.


                                 CAPITALIZATION

          The following table sets forth our capitalization at June 30, 2001, as adjusted to reflect the issuance of the Notes and use of proceeds. The following information is not complete, and you should read it together with the detailed information and financial statements appearing in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

                                                 At June 30, 2001
                                                 ----------------
                                              (dollars in thousands)
                                            Actual              As Adjusted(2)
                                            ------              --------------

Long-Term Debt (net of
current maturities)(1)................      $565,770                 $665,770
Common Shareholders' Equity...........       686,356                  686,356
Preferred Stock of Subsidiary(3)......           460                      460
                                          ----------               ----------
Total Capitalization..................    $1,252,586               $1,352,586
                                          ==========               ==========
---------------
          (1)       There were no current maturities of long-term debt.
          (2)       Adjusted for the sale of the Notes at par.
          (3)       Does  not  include  $7.5  million  of 6.5%  preferred  stock
                    outstanding  at  June  30,  2001,   which  was  redeemed  on
                    September 10, 2001 and $8.9 million of 4.8% and 4.75% preferred stock which will be redeemed effective October 16, 2001.


                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratios of earnings to fixed charges for the periods indicated.

                            Twelve Months
                                Ended          Fiscal Year Ended December 31,
                               June 30,        --------------------------------------------
                               2001 (1)        2000(2)       1999      1998     1997   1996
                            -------------      -------       ----      ----     ----   ----
                               2.3x             2.8x         4.0x      3.8x     3.3x   4.1x

----------------
          (1)       Includes eight months of the Ohio operations.
          (2)       Includes two months of the Ohio operations.

          For the purpose of computing these ratios, earnings consist of net income plus income taxes, investment tax credits and fixed charges. Fixed charges consist of total interest, amortization of debt discount, premium and expense, the estimated portion of interest implicit in rentals and preferred stock dividend of consolidated subsidiary. We restructured the operations of Indiana Gas in 1997 to reduce costs and remain competitive. The ratio of earnings to fixed charges for fiscal 1997 excluding the charge of $39.5 million relating to the restructuring would have been 3.6x. The ratio of earnings to fixed charges for fiscal 2000 excluding merger-related costs of $44.1 million would have been 3.2x. In June 2001 we began implementing a restructuring plan to eliminate administrative and supervisory positions in our utility operations and corporate office. The ratio of earnings to fixed charges for the twelve months ended June 30, 2001 excluding merger-related costs of $17.9 million and restructuring-related charges of $10.8 million would have been 2.4x.


                            DESCRIPTION OF THE NOTES

          Set forth below is a description of the specific terms of the Notes. This description is not complete, and you should read it together with the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption "Description of the Debt Securities." In addition, you should read all of the provisions of the indenture (as amended or supplemented from time to time, the "Indenture"), to be entered into between us, Indiana Gas, Southern Indiana Gas and Vectren of Ohio, as guarantors, and U.S. Bank Trust National Association, as trustee (the "Note Trustee").

General

          The Notes will be issued as a separate series of debt securities under the Indenture. The Notes will be limited in aggregate principal amount to $100,000,000, subject to the reopening provisions of the Indenture. The Notes will be issued in minimum denominations of $25 and integral multiples of $25. The entire principal amount of the Notes, unless previously redeemed as described below under "--Optional Redemption," will mature and become due and payable, together with any unpaid interest accrued thereon, on October 15, 2031. The Notes are not subject to, or entitled to the benefit of, any sinking fund provision.

Maturity

          In the event that any interest payment date, the stated maturity date or any redemption date is not a Business Day (as defined below), then payment of principal of the Notes or any interest on the Notes, or both, as applicable, will be made on the next Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next calendar year, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the original date. "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Ranking

          The Notes will be unsecured and will rank equally with all of the other unsecured senior indebtedness of Utility Holdings. The Notes will rank junior to the secured indebtedness of Utility Holdings, if any. Since the Notes are guaranteed by our subsidiary companies, the Notes will rank equally with the unsecured senior indebtedness of our subsidiary companies and junior to their secured indebtedness. At June 30, 2001, Utility Holdings had total unconsolidated liabilities of $351.5 million, none of which was secured; our subsidiary companies had total liabilities of $1.4 billion, of which $245.8 million was secured and $271.7 million represented intercompany payables owing to Utility Holdings; and Utility Holdings and its subsidiaries had total consolidated liabilities of $1.5 billion. See "Risk Factors--The Notes will rank junior to the claims of secured creditors of Utility Holdings and its subsidiary companies. Because of our holding company structure, except during the time that the Notes are guaranteed by our subsidiary companies, the Notes will also rank junior to the claims of unsecured creditors of our subsidiary companies." See also "--The Guarantees" below for a discussion of the circumstances in which the guarantees of our subsidiary guarantors may be terminated.


Interest

          Each Note will bear interest at ____% per year from the date of original issuance, payable quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, beginning January 15, 2002 (each, an "Interest Payment Date") to the person in whose name the Note is registered at the close of business as of the first calendar day of the month in which the applicable Interest Payment Date falls and, if applicable, at maturity or earlier redemption, as the case may be. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

          We will have the option to redeem the Notes, in whole or in part, without premium, from time to time, on or after October 19, 2006, upon not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any unpaid interest accrued to the redemption date.

          On and after the redemption date, the Notes to be redeemed will cease to bear interest, unless we default in the payment of the redemption price. In the event of such default, the principal of the Notes to be redeemed will, until paid, continue to bear interest at the rate indicated on the cover of this prospectus supplement.

          Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), we or our affiliates may, at any time and from time to time, purchase outstanding Notes by tender, in the open market or by private agreement. However, we may not use any purchased Notes as a credit against any redemption obligation.

The Guarantees

          Indiana Gas, Southern Indiana Gas and Vectren of Ohio will, jointly and severally, fully and unconditionally guarantee the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of our obligations under the Notes and the provisions of the Indenture relating  to the Notes.  If we default  in  payment of the  principal  of or any interest on the Notes, the guarantors, jointly and severally, will be unconditionally obligated to duly and punctually make such payments. The liability of each guarantor will be independent of, and not in consideration of or contingent upon, our liability or the liability of any other party under the Notes or the Indenture. Further, Utility Holdings may in its sole discretion elect to cause each subsequent subsidiary of Utility Holdings to fully and unconditionally guarantee all of the obligations under the Notes; provided, however, that Utility Holdings has agreed to cause any subsequent subsidiary of Utility Holdings that guarantees other obligations of Utility Holdings to guarantee the obligations under the Notes.

          With respect to each guarantor, the guarantee will be unsecured and rank equal in right of payment with all of that guarantor's other unsecured senior indebtedness, so long as that guarantee is in effect, and junior to its secured indebtedness. Except as otherwise specified in the second succeeding paragraph, the guarantees will remain in full force and effect until payment in full of all of the guaranteed obligations.

          Each guarantor's obligations will be limited to the maximum amount that (after giving effect to all other contingent and fixed liabilities of such guarantor and any collections from, or payments made by or on behalf of, any other guarantors) will result in the obligations of such guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors--A court may be able to void any guarantees of the Notes and require holders of the Notes to return payments received from the subsidiary guarantors."

          Notwithstanding the restrictions on transfer described in the accompanying prospectus under"-- Merger, Consolidation or Sale of Assets," if we transfer or cause the transfer of all or substantially all of the voting capital stock or assets of any subsidiary guarantor to any person other than us or one of the other subsidiary guarantors, whether by merger, consolidation, sale or other transfer, all of the obligations and liabilities of that subsidiary guarantor under its guarantee will terminate upon transfer so long as:

          1. such subsidiary guarantor has fully repaid all of its indebtedness, if any, to us and the other subsidiary guarantors,

          2. Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc., or their successors, have each confirmed that, as a result of the transfer, our long term credit rating will not fall below BBB- (or its equivalent), in the case of Standard & Poor's, and Baa3 (or its equivalent), in the case of Moody's, and

          3. immediately before and immediately after giving effect to the transfer, no event of default and no event which, after notice or passage of time or both, would become an event of default shall have occurred and be continuing.

Book-Entry Only Issuance - The Depository Trust Company

          DTC will act as the initial securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global Notes will be issued, representing in the aggregate the total principal amount of Notes, and will be deposited with DTC.

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct Participants are on file with the Securities and Exchange Commission.

          Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual purchaser of Notes ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners entered into the transactions. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued and we determine that Beneficial Owners may exchange their ownership interests for such certificates or if an event of default under the Indenture occurs.

          To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownerships. DTC will have no knowledge of the actual Beneficial Owners of the Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance  of  notices  and  other  communications  by DTC to  Direct
Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC's practice is to reduce by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.

          Although voting with respect to the Notes is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will consent or vote with respect to the Notes. Under its usual procedures, DTC would mail an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          Payments on the Notes will be made to Cede & Co. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us, on the relevant payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not our responsibility or the responsibility of DTC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is our responsibility, disbursements of such payments to Direct Participants is the responsibility of DTC and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

          Except as provided herein, a Beneficial Owner of an interest in a global Note will not be entitled to receive physical delivery of Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Note.

          DTC may discontinue providing its services as security depository with respect to the Notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, Note certificates will be printed and delivered to the holders of record.

          Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository) with respect to the Notes. In that event, or if there is an event of default under the Indenture, certificates for the Notes will be printed and delivered to the holders of record.

          The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its Participants of their respective obligations as described in this section or under the rules and procedures governing their respective operations.


                                     RATINGS

          It is anticipated that Standard & Poor's and Moody's will assign the Notes the ratings set forth on the cover page of this prospectus supplement. The ratings reflect only the views of the rating agencies, and an explanation of the significance of the ratings may be obtained only from the rating agencies at the following addresses: Standard & Poor's, 25 Broadway, New York, New York 10004 and Moody's, 99 Church Street, New York, New York 10007. There is no assurance that the ratings will, in fact, be assigned or remain in effect for any period of time or that they will not be revised downward or withdrawn entirely by the rating agencies if, in their judgment, circumstances warrant. Neither Utility Holdings nor the Underwriters have undertaken any responsibility to oppose any proposed downward revision or withdrawal of a rating on the Notes. Any downward revision or withdrawal of the ratings would likely have an adverse effect on any trading market for, and/or the market price of, the Notes.

          At present, each of the rating agencies maintains four categories of investment grade ratings. They are for Standard & Poor's - AAA, AA, A and BBB and for Moody's - Aaa, Aa, A and Baa. You may obtain further explanation of the significance of these ratings from Standard & Poor's and Moody's.

                                  UNDERWRITING

          Subject to the terms and conditions of an underwriting agreement, we have agreed to sell to the Underwriters, and the Underwriters severally have agreed to purchase from us, the entire principal amount of the Notes in the respective principal amounts of the Notes set forth opposite their names below:

            Underwriter                            Principal Amount
            -----------                            ----------------
   Merrill Lynch, Pierce, Fenner & Smith
               Incorporated........................$
   A.G. Edwards & Sons, Inc........................$
   UBS Warburg LLC   $
   U.S. Bancorp Piper Jaffray, Inc.................$
                                                   ----------------
               Total...............................$
                                                   ================

          The Underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of ___% of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a discount not in excess of ____% of the principal amount of the Notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

          The Notes are a new issue of securities with no established trading market. We will apply to list the Notes on the New York Stock Exchange (the "NYSE"). We expect trading of the Notes on the NYSE to begin within a 30-day period after the initial delivery of the Notes, although we cannot assure you that our listing will be approved or trading will begin at that time. The Underwriters have advised us that, prior to the commencement of trading on the NYSE, they intend to make a market in the Notes. The Underwriters will have no obligation to make a market in the Notes, however, and may discontinue market making activities, if commenced, at any time without notice.

          We and our subsidiary guarantors have jointly and severally agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

          We have agreed, during the period of 15 days from the date on which the Notes are purchased by the Underwriters, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of any additional Notes, any security convertible into or exchangeable into or exercisable for Notes or any debt securities substantially similar to the Notes or any security convertible into, exchangeable into or exercisable for any such debt securities, without the prior written consent of the Underwriters.

          Some of the Underwriters and their affiliates have performed services for us and our affiliates in the past. They have received customary compensation for these services.


                                 LEGAL OPINIONS

          The validity of the Notes will be passed upon for us by Barnes & Thornburg, Indianapolis, Indiana. Certain matters will be passed upon for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     EXPERTS

          The audited consolidated financial statements of Utility Holdings, Indiana Gas and Southern Indiana Gas, as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

          The audited financial statements of Dayton Power's natural gas retail distribution business as of December 31, 1999 and for the year then ended incorporated in this prospectus supplement of Utility Holdings have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  $100,000,000





                         Vectren Utility Holdings, Inc.








                              ---------------------

                              Prospectus Supplement

                              ---------------------



                               Merrill Lynch & Co.

                            A.G. Edwards & Sons, Inc.

                                   UBS Warburg

                           U.S. Bancorp Piper Jaffray



                                October __, 2001

PROSPECTUS

                             Subject to Completion,
                 Preliminary Prospectus dated October 9, 2001

                                  $350,000,000


                         VECTREN UTILITY HOLDINGS, INC.
                                 Debt Securities

SOUTHERN INDIANA GAS AND                    INDIANA GAS COMPANY, INC.
ELECTRIC COMPANY                          Guarantee of Debt Securities
Guarantee of Debt Securities

                             VECTREN ENERGY DELIVERY
                                  OF OHIO, INC.
                          Guarantee of Debt Securities


     o By this prospectus, we may offer from time to time up to $350,000,000 of debt securities of Vectren Utility Holdings, Inc.

     o These securities will be jointly and severally guaranteed by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc. Each of these companies is a wholly owned subsidiary company of Vectren Utility Holdings, Inc.

     o When we offer debt securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the initial offering price of the securities, if any.

     o You should read this prospectus and the prospectus supplement relating to the specific offering of securities carefully before you invest.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------

               The date of this prospectus is October ____, 2001

                                TABLE OF CONTENTS

Forward-Looking Statements..................................................  3
Vectren Utility Holdings, Inc. and Subsidiary Companies.....................  4
Use of Proceeds.............................................................  5
Ratios of Earnings to Fixed Charges.........................................  5
Description of the Debt Securities..........................................  6
Plan of Distribution........................................................ 23
Legal Matters............................................................... 24
Experts  ................................................................... 24
Where You Can Find More Information......................................... 24
Incorporation of Information We File with the SEC........................... 25

                                 --------------

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any of the securities described in this prospectus from time to time in one or more offerings up to a total amount of $350,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the descriptions of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the related prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

     You should rely only on the information contained or incorporated by reference in this prospectus or the related prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, and that the information contained in documents incorporated by reference in this prospectus is accurate only as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

                                ----------------

     Unless otherwise indicated, the terms "we," "us" and "our" refer to Vectren Utility Holdings, Inc. and, where appropriate, our subsidiary companies.

                           FORWARD-LOOKING STATEMENTS

     Statements contained or incorporated by reference in this prospectus regarding future events and developments are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933. Forward-looking statements are based on management's beliefs as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations and not historical facts, actual results may differ materially from those projected in the particular statements. Important factors that could cause future results to differ include any listed under "Risk Factors" in the related prospectus supplement and the following:

     o    Weather conditions;

     o The federal and state regulatory environment, including changes in rate-setting and cost-recovery policies, environmental regulations, tax or accounting matters and other laws and regulations to which we are subject;

     o    The economic climate, including inflation rates and monetary policies;

     o Unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs;

     o Fluctuation in supply, demand, transmission capacity and prices for energy commodities;

     o    Customer  growth  within  our  service   territories  and  changes  in
          customers' usage patterns and energy preferences;

     o Financial market conditions, including changes in availability of capital or interest rate fluctuations;

     o Our ability to carry out our marketing and sales plans, along with the ability to realize synergies associated with our merger and investment strategies; and

     o Employee workforce factors, including changes in collective bargaining unit agreements, strikes or work stoppages.

These and other matters are difficult to predict, and many are beyond our control, including those we discuss in this prospectus and our filings with the Securities and Exchange Commission. Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the dates of those documents.

             VECTREN UTILITY HOLDINGS, INC. AND SUBSIDIARY COMPANIES

     Vectren  Utility   Holdings,   Inc.   ("Utility   Holdings"),   an  Indiana
corporation, is a wholly owned subsidiary of Vectren Corporation ("Vectren"). Utility Holdings was formed on March 31, 2000 to serve as the intermediate holding company for Vectren's operating public utilities:

     o Indiana Gas Company, Inc. ("Indiana Gas"), formerly a wholly owned subsidiary of Indiana Energy, Inc. ("Indiana Energy"),

     o Southern Indiana Gas and Electric Company ("Southern Indiana Gas"), formerly a wholly owned subsidiary of SIGCORP, Inc. ("SIGCORP"), and

     o    the Ohio operations as described below.

     Utility Holdings' regulated subsidiary companies serve approximately one million customers. Indiana Gas provides natural gas and transportation services to a diversified base of customers in 311 communities in 49 of Indiana's 92 counties. Southern Indiana Gas provides generation, transmission, distribution and the sale of electric power to Evansville, Indiana, and 74 other communities, and the distribution and sale of natural gas to Evansville, Indiana, and 64 communities in ten counties in southwestern Indiana. The Ohio operations provide natural gas distribution, transportation and sale of natural gas to Dayton, Ohio and 16 counties in west central Ohio.

     On October 31, 2000, Vectren acquired the natural gas distribution assets of The Dayton Power and Light Company ("Dayton Power") for a purchase price of approximately $465 million. The acquisition added 310,000 gas distribution customers in 16 counties in west central Ohio. Vectren acquired the natural gas distribution assets as a tenancy in common through two wholly owned subsidiary companies. Vectren Energy Delivery of Ohio, Inc. ("Vectren of Ohio") holds a 53 percent undivided ownership interest in the assets, and Indiana Gas holds a 47 percent undivided ownership interest in the assets. Vectren of Ohio operates the natural gas distribution assets; the operations are referred to in this prospectus as "the Ohio operations." Utility Holdings established a $435 million commercial paper program to fund the majority of the acquisition; this facility was fully utilized at October 31, 2000. In February 2001, Vectren repaid $129.4 million of commercial paper with proceeds from a public offering of its common stock. Vectren of Ohio's portion of the acquisition was funded with short-term borrowings from Utility Holdings. Indiana Gas's portion of the acquisition was funded with a combination of short-term borrowings from Utility Holdings's and Indiana Gas's commercial paper programs. Over time, it is anticipated that permanent financing will replace these short-term borrowings.

     Vectren is an Indiana corporation that was organized on June 10, 1999, solely for the purpose of effecting the merger of Indiana Energy and SIGCORP. On March 31, 2000, the merger of Indiana Energy with SIGCORP and into Vectren was consummated with a tax-free exchange of shares and has been accounted for as a pooling of interests. The reorganization of Indiana Gas and Southern Indiana Gas into subsidiary companies of Utility Holdings has been accounted for as a combination of entities under common control. These transactions did not affect the preferred stock and debt securities of Indiana Gas and Southern Indiana Gas.

     Utility Holding's principal executive offices are located at 20 N.W. Fourth Street, Evansville, Indiana 47711 and our telephone number is (812) 491-4000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

                                 USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes, including reducing short-term debt and financing the continuing construction program of the operating public utility subsidiary companies.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information has been restated to reflect the reorganization of Indiana Gas and Southern Indiana Gas into subsidiary companies of Utility Holdings.


         Twelve Months
         Ended June 30,             Fiscal Year Ended December 31,
         --------------     ----------------------------------------------------
         2001(1)            2000(2)    1999       1998       1997        1996

          2.3x               2.8x      4.0x       3.8x       3.3x        4.1x

     (1) Includes eight months of the Ohio operations of the natural gas business of Dayton Power.

     (2) Includes two months of the Ohio operations of the natural gas business of Dayton Power.

     For the purpose of computing these ratios, earnings consist of net income plus income taxes, investment tax credits and fixed charges. Fixed charges consist of total interest, amortization of debt discount, premium and expense, the estimated portion of interest implicit in rentals and preferred stock dividend of consolidated subsidiary. We restructured the operations of Indiana Gas in 1997 to reduce costs and remain competitive. The ratio of earnings to fixed charges for fiscal 1997 excluding the restructuring charge of $39.5 million relating to the restructuring would have been 3.6x. The ratio of earnings to fixed charges for fiscal 2000 excluding merger-related costs of $44.1 million would have been 3.2x. In June 2001 we began implementing a restructuring plan to eliminate administrative and supervisory positions in our utility operations and corporate office. The ratio of earnings to fixed charges for the twelve months ended June 30, 2001 excluding merger related costs of $17.9 million and restructuring-related charges of $10.8 million would have been 2.4x.

                       DESCRIPTION OF THE DEBT SECURITIES
General

     We may issue debt securities from time to time in one or more series. We will issue the debt securities pursuant to an indenture between us and U.S. Bank Trust National Association, as trustee. Indiana Gas, Southern Indiana Gas and Vectren of Ohio (collectively, the "guarantors") will jointly and severally guarantee the debt securities pursuant to a guarantee in favor of holders of the debt securities. We have filed the forms of the indenture and the guarantee as exhibits to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The indenture, as amended or supplemented from time to time in accordance with its terms, is referred to in this prospectus as the "indenture," and the guarantee, as amended or supplemented from time to time in accordance with its terms, is referred to in this prospectus as the "guarantee." The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The aggregate principal amount of debt securities which we may issue under the indenture will be unlimited and the indenture will set forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, a board resolution authorizing the series and/or a supplemental indenture, if any, relating to such series.

     We describe the debt securities, the indenture and the guarantee below. We do not claim the summaries are complete. For a more detailed description, you should read all of the provisions of the indenture and the guarantee. You should also read the applicable prospectus supplement, including any applicable U.S. federal income tax considerations and any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement.

Terms

     The debt securities will be unsecured obligations.

     The debt securities will rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness.

     The specific terms of each series of debt securities will be set forth in the related prospectus supplement, including the following, as applicable:

     (1)  the title of the series of debt securities;

     (2) any limit upon the aggregate principal amount of the securities of the series that may be authenticated and delivered under the indenture;

     (3) the date or dates on which the principal of the debt securities is payable, and, if applicable, the terms on which the maturity may be extended and the rights, if any, of the holders to require early repayment of the securities;

     (4) the rate or rates at which the debt securities will bear interest, if any (whether floating or fixed), the provisions, if any, for determining the interest rate or rates, the date or dates (or the method for determining such dates) from which interest will accrue, the interest payment dates and the regular record dates and the basis upon which interest, if any, will be calculated if other than that of a 360-day year of twelve 30-day months;

     (5) the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices to us or demands upon us in respect of the debt securities and the indenture may be served;

     (6) the price or prices at which, the period or periods within which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, pursuant to a sinking fund or otherwise;

     (7) our obligation, if any, to redeem, purchase or repay the debt securities, in whole or in part, pursuant to a sinking fund or otherwise or at the option of a holder of the debt securities, and the price or prices at which, the period or periods within which and the terms and conditions upon which we will redeem, purchase or repay the debt securities;

     (8) any deletions from, modifications of or additions to the events of default provided for in the indenture with respect to the debt securities, and any deletions from, modifications of or additions to the covenants or obligations of the issuer provided for in the indenture;

     (9) if less than 100% of the principal amount of the debt securities is payable on acceleration at any time, a schedule of or the manner of computing the amounts that are so payable from time to time;

     (10) the form of the debt securities, including whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depository with respect to such global security or securities and the circumstances under which any global security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

     (11) if other than United States dollars, the currency or currencies in which payment of the principal of or premium, if any, or interest, if any, on the debt securities will be payable;

     (12) if the principal of or premium, if any, or interest, if any, on the debt securities is to be payable, at our election or the election of a holder, in a currency or currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

     (13) if the amount of payments of principal of or premium, if any, or interest, if any, on the debt securities may be determined with reference to an index based on a currency or currencies other than that in which the debt securities are stated to be payable, the manner in which the amounts will be determined;

     (14) whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such payment;

     (15) any provision relating to the issuing of the debt securities as original issue discount securities (including, without limitation, the issue price of the debt securities, the rate or rates at which the original issue discount, if any, will accrue and the date or dates from or to which, or period or periods during which, the original issue discount will accrue;

     (16) if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which we will issue the debt securities;

     (17) whether defeasance or covenant defeasance will apply to the debt securities; and

     (18) any other terms of the debt securities; provided, that such other terms do not conflict with any express terms of any other debt securities which shall be issued and outstanding.

     Any series of debt securities may be reopened and additional debt securities of that series may be issued without the consent of the holders of that series.

     If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide that less than the entire principal amount of the debt securities will be payable upon declaration of acceleration of the maturity of the debt securities. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

     Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged transaction involving us or in the event of a change of control.

Denomination, Interest, Registration and Transfer

     We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the indenture or specified in, or pursuant to, a board resolution authorizing the series and/or a supplemental indenture, if any, relating to the series of debt securities.

     The principal of and premium, if any, and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee. The address of the trustee will be stated in the applicable prospectus supplement.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

     - will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of the debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for that purpose; and

     - may be surrendered for registration of transfer or exchange at the corporate trust office of the trustee or at the office of any registrar designated by us for that purpose.

     No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice to the holders of any series of debt securities.

Certain Covenants

     The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will include the covenants described below.

     Generally used definitions

     The following are terms used in the covenants described below that have specific meanings in the indenture.

     "attributable debt" will mean, with respect to any sale and leaseback transaction as of any particular time, the present value, discounted at the rate of interest implicit in the terms of the lease, of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease, including any period for which such lease has been extended or may, at our option, be extended.

     "consolidated net tangible assets" will mean our and our subsidiary companies' total assets appearing on a consolidated balance sheet, less, without duplication:

          (1)  current liabilities;

          (2) reserves for estimated rate refunds pending the outcome of a rate proceeding to the extent such refunds have not been finally determined;

          (3)  all intangible assets; and

          (4)  deferred income tax assets.

     "funded debt" will mean:

          (1) all indebtedness maturing one year or more from the date of the creation of the indebtedness;

          (2) all indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating to the indebtedness, to a date one year or more from the date of the creation of the indebtedness; and

          (3) all indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit with a term of one year or more.

     "indebtedness" will mean:

          (1)  any liability of any person:

               (a)  for borrowed money;

               (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities;

               (c) for the payment of money relating to a capitalized lease obligation; or

               (d) in respect of acceptances or letters of credit or similar instruments issued or created for the account of such person;

          (2) any preferred stock of any person that is redeemable other than at the option of such person;

          (3) any guarantee by any person of any liability or preferred stock of others described in the preceding clauses (1) or (2); and

          (4) any amendment, renewal, extension or refunding of any liability or preferred stock of the types referred to in clauses (1), (2) or (3) above.

     "lien" will mean any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind.

     "principal domestic property" will mean any property, plant, equipment or facility of ours that is located in the United States or any territory or political subdivision thereof, except any property that our board of directors or management determines is not material to our business or operations and the business or operations of our subsidiary companies, taken as a whole.

     "sale and leaseback transaction" will mean a sale or transfer of any of our principal domestic properties, where we take back a lease of such principal domestic property.

     "significant subsidiary" will mean any of our subsidiary companies, including any subsidiary company of any of our subsidiary companies, which meets any of the following conditions:

          (1) our and our other subsidiary companies' investments in and advances to the subsidiary company exceed 10 percent of our and our subsidiary companies' total assets consolidated as of the end of any two of the three most recently completed fiscal years;

          (2) our and our other subsidiary companies' proportionate share of the subsidiary companies' total assets exceeds 10 percent of our and our subsidiary companies' total assets consolidated as of the end of any two of the three most recently completed fiscal years; or

          (3) our and our other subsidiary companies' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the subsidiary company exceeds 10 percent of our and our subsidiary companies' consolidated income as of the end of any two of the three most recently completed fiscal years.

     "stated maturity" when used with respect to any security or any installment of interest on the security will mean the date specified in the security as the fixed date on which the principal of the security or such installment of interest is due and payable.

     "subsidiary company" will mean:

          (1) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by us and/or other subsidiary companies of ours; or

          (2) any person other than a corporation in which we and/or other subsidiary companies of ours, directly or indirectly, at the date of determination have at least a majority ownership interest;

provided, however, that no corporation will be deemed a subsidiary company until we or other subsidiary companies of ours acquire more than 50% of the outstanding voting stock of the corporation and have elected a majority of its board of directors.

     Restrictions on liens

     We will not incur, create, assume or otherwise become liable with respect to any indebtedness secured by a lien, or guarantee any indebtedness with a guarantee that is secured by a lien, on any principal domestic property or any shares of stock or indebtedness of any significant subsidiary, without effectively providing that the debt securities of each series (together with, if we so determine, any other indebtedness then existing or thereafter created ranking equally with the debt securities of each series) will be secured equally and ratably with (or, at our option, prior to) such secured indebtedness, so long as the secured indebtedness will be so secured; provided, however, that this covenant will not apply to indebtedness secured by:

          (1)  liens existing on the date of the indenture;

          (2) liens in favor of governmental bodies to secure progress, advance or other payments;

          (3) liens existing on property, shares of stock or indebtedness at the time of acquisition thereof (including acquisition through lease, merger or consolidation) or liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or indebtedness for the purpose of financing all or any part of the purchase price thereof;

          (4) liens securing indebtedness in an aggregate amount which, at the time of incurrence and together with all outstanding attributable debt in respect of sale and leaseback transactions permitted by clause (2) in the "Restrictions on sales and leasebacks" covenant described below, does not exceed 10 percent of our and our subsidiary companies' consolidated net tangible assets;

          (5)  liens securing indebtedness other than funded debt; and

          (6) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the above clauses (1) through (5) inclusive; provided that the extension, renewal or replacement of the lien is limited to all or any part of the same property, shares of stock or indebtedness that secured the lien extended, renewed or replaced (plus improvements on the property), and that the secured indebtedness at the time is not increased.

     Restrictions on sales and leasebacks

     We will not enter into any sale and leaseback transaction, unless:

          (1) the principal domestic property is sold within 360 days from the date of acquisition of the property or the date of the completion of construction or commencement of full operations of the property, whichever is later; or

          (2) within 120 days after a sale described in clause (1) above, we will apply or cause to be applied to the retirement of our funded debt or the funded debt of any of our subsidiary companies (other than our funded debt which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the debt securities of each series) an amount not less than the greater of (A) the net proceeds of the sale of the principal domestic property or (B) the fair value (as determined in any manner approved by our board of directors) of the principal domestic property.

     The provisions of this covenant will not prevent a sale and leaseback transaction if:

          (1) the lease we entered into in connection with the transaction is for a period, including renewals, of not more than 36 months; or

          (2) we would, at the time of entering into the sale and leaseback transaction, be entitled, without equally and ratably securing the debt securities, to create or assume a lien on the principal domestic property securing indebtedness in an amount at least equal to the attributable debt in respect of the sale and leaseback transaction pursuant to clause (4) above in the "Restrictions on liens" covenant.

Merger, Consolidation or Sale of Assets

     We and the guarantors each agree that neither we nor it will consolidate with or merge with or into any other person or transfer all or substantially all of our or its respective properties and assets as an entirety to any person, unless:

          (1) either we or the guarantor, as the case may be, will be the continuing person, or the person (if other than us or the guarantor) formed by the consolidation or into which we or the guarantor are merged or to which all or substantially all of our properties and assets or the properties and assets of the guarantor as an entirety are transferred is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and such corporation expressly assumes all of our obligations or the obligations of the guarantor, as the case may be, under each series of debt securities or the related guarantees, as applicable, and the indenture; and

          (2) immediately before and immediately after giving effect to such transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default shall have occurred and be continuing.

     Notwithstanding the foregoing, any guarantor may consolidate with, merge with or into or transfer all or part of its properties and assets to us or any of our other guarantors.

     See "--Guarantees" below for a discussion of the termination of the guarantees.

Defeasance

     If it is specified in the applicable prospectus supplement that either or both of defeasance or covenant defeasance is applicable to the debt securities, then we may elect to have these options apply to the debt securities upon satisfaction of certain conditions.

     If we are entitled to elect, and we elect, the defeasance option, upon satisfaction of the conditions described below, we will be deemed to have paid and discharged the entire indebtedness represented by the debt securities and, with certain exceptions, to have satisfied our obligations under the debt securities and the indenture. If we are entitled to, and elect, the covenant defeasance option, we may omit to comply with, and will have no liability or obligations with respect to, the covenants relating to merger, consolidation or sale of assets and restrictions on liens and sales and leasebacks.

     The following are the conditions to the applicability of defeasance or covenant defeasance as the case may be:

     (a) We must irrevocably deposit with the trustee funds for the purpose of making the following payments, (1) in the case of debt securities denominated in U.S. dollars, (A) an amount of cash, or (B) direct non-callable obligations of, or guaranteed by, the United States of America, which through the scheduled payment of principal and interest will provide, within two weeks of the due date of any payment, money in an amount, or (C) a combination of the above, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, to pay and discharge, the principal of, premium, if any, and each installment of interest on such debt securities on their respective stated maturities in accordance with the terms of the indenture and of such debt securities, or (2) in the case of debt securities denominated in currency other than U.S. dollars, an amount of required currency sufficient to pay and discharge the principal of, premium, if any, and each installment of interest on such securities on their respective stated maturities in accordance with the terms of this indenture and of such securities.

     (b) No event of default or event with which notice or lapse of time or both would become an event of default with respect to such securities shall have occurred and be continuing on the date of the deposit and, with respect to defeasance only, at any time during the period ending on the 123rd day after the date of the deposit.

     (c) Defeasance or covenant defeasance shall not cause the trustee for the debt securities to have a conflicting interest for purposes of the TIA with respect to any debt securities.

     (d) Defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument.

     (e) Such defeasance or covenant defeasance shall not cause any debt securities then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted.

     (f) In the case of a defeasance election, the trustee shall have received an opinion of counsel stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

     (g) In the case of a covenant defeasance election, the trustee shall have received an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of a covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

     (h) The trustee shall have received an officers' certificate or an opinion of counsel, stating that all conditions precedent provided for in the indenture have been complied with.

Discharge

     Generally, we may be discharged from our obligations under the indenture when

          (1) all outstanding debt securities have been delivered to the trustee for cancellation; or

          (2) debt securities which have not been delivered to the Trustee have become due and payable, will become due and payable at their stated maturity within one year or if redeemable at our option, will be called for redemption within one year and the Company has deposited sufficient funds with the trustee to discharge the entire indebtedness with respect to such securities.

Modification and Waiver

     We, the guarantors and the trustee may amend or supplement the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

          (1) reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate (or change the manner of calculation of the rate) or change the stated maturity for payment of interest on any debt security;

          (3)  reduce  the  principal  of  or  any  premium   payable  upon  the
               redemption of or change the stated maturity for payment of the principal of any debt security;

          (4) waive a default in the payment of the principal of or premium, if any, or interest on any debt security;

          (5) make any changes in the amount of debt securities whose holders may waive a default or event of default, the right of each holder to receive payments of principal of and premium, if any, and interest on the debt securities on and after the due dates, or the amendments, supplements or waivers which may only be effected with consent of each affected security holder;

          (6) make any debt security payable in a currency other than that stated in the debt security;

          (7) impair the holders' right to institute suit to enforce payment in respect of the debt securities on or after the due date for such payment; or

          (8)  release any guarantor from its obligations under any guarantee.

     Holders of a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding paragraph); provided, however, that:

          (1) without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or premium, if any, or interest on any debt security; and

          (2) only the holders of a majority in principal amount of the outstanding debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

Events of Default and Notice of Events of Default

     The following events are "events of default" with respect to any series of debt securities issued under the indenture:

          (1) failure to pay interest on any debt securities of such series within 30 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

          (2) failure to perform any other agreement contained in the debt securities of such series or the indenture (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

          (3) certain events of bankruptcy, insolvency or reorganization with respect to us or the guarantors.

     Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

     The trustee under the indenture will, within 75 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of the debt securities notice of the default; provided, however, that, except in the case of a default in the payment of principal of or premium, if any, or interest on any of the debt securities of the series or in the payment of a sinking fund installment, the trustee for the series will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interest of the holders of the debt securities. We will certify to the trustee quarterly as to whether any default exists.

     If an event of default with respect to any series of debt securities, other than an event of default resulting from bankruptcy, insolvency or reorganization, shall occur and be continuing, the trustee for the series or the holders of at least 25% in aggregate principal amount of the debt securities of the series then outstanding, by notice in writing to us (and to the trustee for the series if given by the holders of the debt securities of the series), will be entitled to declare all unpaid principal of, premium, if any, and accrued but unpaid interest on the debt securities of that series then outstanding to be due and payable immediately.

     If an event of default with respect to any series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization shall occur and be continuing, all unpaid principal of, premium, if any, and accrued but unpaid interest on all debt securities of every series then outstanding will be due and payable immediately without any declaration or other act on the part of the trustee for the series or the holders of any debt securities of the series.

     The holders of a majority in principal amount of the outstanding debt securities of a series may by notice to the trustee rescind an acceleration and its consequences if (i) all existing events of default, other than the non-payment of the principal of the debt securities that has become due solely by the declaration of acceleration, have been cured or waived, (ii) interest on overdue installments of interest (to the extent lawful), premium, if any, and overdue principal, that has become due otherwise than by the declaration of acceleration, has been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iv) all payments due to the trustee have been made.

     No holder of the debt securities of any series issued under the indenture may pursue any remedy under the indenture unless the trustee for the series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the outstanding debt securities of the series as to which the event of default has occurred and the offer to the trustee for the series of indemnity satisfactory to it; provided, however, that this provision does not affect the right to sue for enforcement of any overdue payment on the debt securities.

Guarantees

          Indiana Gas, Southern Indiana Gas and Vectren of Ohio will, jointly and severally, fully and unconditionally guarantee the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of our obligations under the debt securities of any series and the provisions of the indenture relating to the series. If we default in payment of the principal of or interest or any premium on such debt securities, the guarantors, jointly and severally, will be unconditionally obligated to duly and punctually make such payments. The liability of the guarantors will be independent of, and not in consideration of or contingent upon our liability or the liability of any other party obligated under the debt securities or the indenture. Further, Utility Holdings may in its sole discretion elect to cause each subsequent subsidiary of Utility Holdings to fully and unconditionally guarantee all of the obligations under the debt security; provided however, that Utility Holdings has agreed to cause any subsequent subsidiary of Utility Holdings that guarantees other obligations of Utility Holdings to guarantee the obligations under the debt securities.


     With respect to each  guarantor,  the guarantee will rank equal in right of
payment  with  all  of  the  guarantor's  other  unsecured  and   unsubordinated
indebtedness.

     Each guarantor's obligations will be limited to the maximum amount that (after giving effect to all other contingent and fixed liabilities of such guarantor and any collections from, or payments made by or on behalf of, any guarantors) will result in the obligations of such guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     Except as otherwise specified in the following paragraph, the guarantees will remain in full force and effect until payment in full of all of the guaranteed obligations.

     Notwithstanding the restrictions on transfer described above in "-- Merger, Consolidation or Sale of Assets," if we transfer or cause the transfer of all or substantially all of the voting capital stock or assets of any guarantor to any person other than one of our other guarantors, whether by merger, consolidation, sale or other transfer, all of the guarantor's obligations and liabilities under the guarantee will terminate upon transfer so long as:

     (1)  the guarantor has fully repaid all of its indebtedness, if any, to us,

     (2) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc., or their successors, have confirmed that, as a result of the transfer, our long term credit rating will not fall below BBB- (or its equivalent), in the case of Standard & Poor's, and Baa3 (or its equivalent), in the case of Moody's, and

     (3) immediately before and immediately after giving effect to such transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default shall have occurred and be continuing.

     The prospectus supplement for a particular issue of debt securities will describe any additional material terms of the guarantees.

The Trustee

     The trustee under the indenture will be U.S. Bank Trust National Association. The indenture will contain certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

     In case an event of default shall occur (and shall not be cured) under the provisions of the indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for the series, the trustee will exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee reasonable security or indemnity.

Governing Law

     The indenture, the debt securities and the guarantees will be governed by the laws of the State of Indiana.

Global Securities; Book-Entry System

     We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository (the "depository") identified in the prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee of the depository to a successor depository or any nominee of the successor.

     The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to the series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

     Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depository ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to the debt securities or by us if the debt securities are offered directly by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants.

     We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     So long as the depository for a global security or its nominee is the registered holder of the global security, the depository or the nominee, as the case may be, will be considered the sole owner of the debt securities represented by the global security for all purposes under the indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders of the debt securities under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the indenture. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and the participants would authorize beneficial owners through the participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners of the debt securities for the purpose of receiving payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of the participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. None of us, the trustee, any paying agent or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining any records with respect to the debt securities.

     Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days or if an event of default under the indenture occurs and is continuing, we will issue individual debt securities in exchange for the global security representing the debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any of the debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing the debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

     All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

                              PLAN OF DISTRIBUTION

     We may sell securities:

     o    to the public through underwriters,

     o    to private investors through agents or dealers,

     o    directly to purchasers.

     In connection with the sale of the debt securities, underwriters may receive compensation from us or from purchasers of the debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any underwriter, dealer or agent will be identified, and any such compensation received from us will be described, in a prospectus supplement or pricing supplement.

     If so indicated in the prospectus supplement, we will authorize underwriters to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than the amount stated in the prospectus supplement, and, unless we otherwise agree, the aggregate principal amount of debt securities sold pursuant to the contracts will not be more than, the amount stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered under that contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

     We will indemnify the agents and the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the agents or the underwriters may be required to make.

                                  LEGAL MATTERS

     Certain legal matters in connection with the debt securities and the guarantees will be passed upon for Utility Holdings, Indiana Gas, Southern Indiana Gas and Vectren of Ohio by Barnes & Thornburg, Indianapolis, Indiana and for any underwriters, agents and dealers by Sidley Austin Brown & Wood LLP, New York, New York.

                                     EXPERTS

     The audited consolidated financial statements of Utility Holdings, Indiana Gas and Southern Indiana Gas as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The audited financial statements of Dayton Power's natural gas retail distribution business as of December 31, 1999 and for the year then ended incorporated in this prospectus of Utility Holdings have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION

     Utility Holdings files annual, quarterly and special reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our filings are available on the SEC's website at http://www.sec.gov. You may also read and copy this information at the SEC's public reference room at 450 Fifth Street, N.W., Room 10024, Washington, D.C. 20549. You can also obtain copies of this information by mail from the public reference room at prescribed rates. Please call the SEC at (800) 732-0330 for additional information on the operation of the public reference room.

     Utility Holdings and Indiana Gas, Southern Indiana Gas and Vectren of Ohio, each of which is a wholly owned subsidiary of Utility Holdings, have filed jointly with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.


                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means

     o    incorporated documents are considered part of this prospectus;

     o we can disclose important information to you by referring you to those documents; and

     o information that we file with the Securities and Exchange Commission will automatically update and, to the extent inconsistent, supersede this prospectus and previously incorporated information.

     We incorporate by reference the documents listed below which we filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934:

     o    Amendment  No. 3 to Form 10 of  Utility  Holdings  filed on August 23,
          2001;

     o Annual report of Indiana Gas on Form 10-K for the year ended December 31, 2000 as amended by Amendment No. 1 thereto (filed on August 29,
          2001);

     o Annual report of Southern Indiana Gas on Form 10-K for the year ended December 31, 2000 as amended by Amendment No. 1 thereto (filed on August 29, 2001);

     o Quarterly report of Indiana Gas on Form 10-Q for the quarter ended March 31, 2001 as amended by Amendment No. 1 thereto (filed on August 29, 2001);

     o Quarterly report of Indiana Gas on Form 10-Q for the quarter ended June 30, 2001;

     o Current reports of Indiana Gas on Forms 8-K filed on January 5, 2001, January 16, 2001 (as amended on August 29, 2001), January 26, 2001, March 29, 2001, April 2, 2001, April 26, 2001, and July 27, 2001;

     o Quarterly report of Southern Indiana Gas on Form 10-Q for the quarter ended March 31, 2001 as amended by Amendment No. 1 thereto (filed on August 29, 2001);

     o Quarterly report of Southern Indiana Gas on Form 10-Q for the quarter ended June 30, 2001; and

     o Current reports of Southern Indiana Gas on Forms 8-K filed on January 26, 2001, February 21, 2001, March 29, 2001, April 2, 2001, April 26,
          2001, and July 27, 2001.

     We also incorporate by reference all documents that each of Utility Holdings, Indiana Gas and Southern Indiana Gas will file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until this offering is completed or after the date we initially file the registration statement and before the registration statement is effective.

     You may request a copy of any filings referred to above (excluding exhibits, unless any such exhibit is specifically incorporated above), at no cost, by contacting us at the following address: Investor Relations, Vectren Corporation, 20 N.W. Fourth Street, Evansville, Indiana 47702-0209, telephone
(812) 491-4000.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

     The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the offering pursuant to this registration statement are currently anticipated to be as follows (all amounts except for the Securities and Exchange Commission filing fee are estimated):

         Registration Fee..............................................$ 87,500
         New York Stock Exchange Filing Fee..............................44,300
         Blue Sky Fees and Expense.......................................15,000
         Printing and Engraving Expenses.................................35,000
         Legal Fees and Expenses........................................100,000
         Rating Agency Fees..............................................30,000
         Accounting Fees and Expenses....................................30,000
         Trustee Fees....................................................10,000
         Miscellaneous...................................................18,200
                                                                       --------
         Total.........................................................$370,000
                                                                       ========


Item 15.          Indemnification of Directors and Officers.


Utility Holdings Indemnification Provisions

     Our articles of incorporation provide that we are required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, investigative, formal or informal by reason of the fact that he is or was a director, officer, employee or agent of Utility Holdings or is or was serving at our request as a director, officer, agent, employee, partner, trustee or member in another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture or other entity against expenses (including attorneys' fees) and judgments, penalties, fines and amounts paid in settlement if the person (1) acted in good faith, (2) acted in a manner he reasonably believed (A) with respect to actions in his official capacity, to be in the best interests of Utility Holdings or (B) with respect to actions not in the official capacity, was not opposed to the best interests of Utility Holdings and (3) with respect to any criminal action, either (A) had reasonable cause to believe his conduct was lawful or (B) had no reasonable cause to believe his conduct was unlawful.

     Further, we must indemnify any such person against expenses if such person has been successful on the merits or otherwise in the defense of the action.

     Unless ordered by court, any indemnification of a person pursuant to the provisions described in the first paragraph of this section may be made by us only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he met the applicable indemnification standards. Such determination shall be made (i) by our board of directors, by a majority vote of a quorum consisting of directors who are not parties to the action or proceeding or (ii) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the board (in which designation directors who are parties may participate) consisting solely of two or more directors who are not parties to the action or proceeding or
(iii) by written opinion of independent legal counsel (A) selected by the board in the manner described in (i) or (ii) above or (B) if a quorum cannot be obtained or a committee cannot be designated, selected by a majority of the full board in which selection directors who are parties may participate or (iv) by shareholders who are not parties.

     We may advance expenses reasonably incurred in defending any action or proceeding described above if (i) the person furnishes us with a written affirmation of a good faith belief that he has met the indemnification standards and a written undertaking to repay the advance if it is ultimately determined that he did not meet the indemnification standards and (ii) it is determined that the facts then known would not preclude indemnification pursuant to the provision described above.

     Our articles provide that the indemnification provisions are not exclusive of other indemnification rights which a person may have under law, the bylaws, a resolution of the board or shareholders, or any other authorization or instrument providing for indemnification. The articles provide that we have the power to maintain insurance on behalf of the directors, officers and other persons described above against liabilities whether or not we would otherwise have the power to indemnify against such liability.

Southern Indiana Gas Indemnification Provisions

     The Southern Indiana Gas bylaws provide that Southern Indiana Gas will indemnify any individual who is or was a director or officer of Southern Indiana Gas, or served at the request of Southern Indiana Gas in any position or capacity or on any committee for Southern Indiana Gas or any other corporation, partnership, association, trust, foundation, not-for-profit corporation, employee benefit plan or other organization or entity, against all liability and reasonable expenses, including attorneys fees, incurred by such person in connection with or resulting from any claim, action, suit, or proceeding in which either (i) such person is wholly successful on the merits thus entitling such person to mandatory indemnification or (ii) such person is not wholly successful but it is nevertheless determined that such person is entitled to permissive indemnification because such person (a) acted in good faith, (b) acted in a manner he reasonably believed (1) with respect to actions in his official capacity, to be in the best interests of Southern Indiana Gas or (2) with respect to all other actions, was at least not opposed to the best interests of Southern Indiana Gas and (c) with respect to any criminal action, either (1) had reasonable cause to believe his conduct was lawful or (2) had no reasonable cause to believe his conduct was unlawful.

     Any indemnification of a person pursuant to the provisions described in clause (ii) above may be made by Southern Indiana Gas only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he met the applicable indemnification standards. Upon a proposal by a director of the corporation, who may be a director who is seeking such indemnification for himself, (i) if a quorum of directors eligible to decide the matter exists, such directors may either (a) decide the question themselves, (b) refer the matter to special legal counsel, or (c) decline to take any action to either decide the question of such indemnification or refer the matter for decision to special legal counsel; and (ii) if a quorum cannot be obtained, a majority of the entire board of directors may either (a) refer the matter to a committee consisting of two or more directors who are not parties to the action or proceeding, who may either decide the matter themselves or refer the matter to special legal counsel or (b) decline to take any action to either refer the matter to a committee or refer the matter to special legal counsel.

     Southern Indiana Gas may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by Southern Indiana Gas if it is ultimately determined that the director or officer is not entitled to indemnification by Southern Indiana Gas.

     The Southern Indiana Gas articles and the Southern Indiana Gas bylaws provide that the indemnification rights described above are in addition any other indemnification rights a person may have by law or by contract. Southern Indiana Gas expects that employment agreements with its executive officers will require Southern Indiana Gas to indemnify the executive officers in accordance with its indemnification policies for its senior executives, subject to applicable law.

Indiana Gas Indemnification Provisions

     The articles of incorporation of Indiana Gas provide that Indiana Gas is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, investigative, formal or informal by reason of the fact that he is or was a director, officer, employee or agent of Indiana Gas or is or was serving at the request of Indiana Gas as a director, officer, agent, employee, partner, trustee or member in another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture or other entity against expenses (including attorneys' fees) and judgments, penalties, fines and amounts paid in settlement if the person (1) acted in good faith, (2) acted in a manner he reasonably believed (A) with respect to actions in his official capacity, to be in the best interests of Indiana Gas or (B) with respect to actions not in the official capacity, was not opposed to the best interests of Indiana Gas and (3) with respect to any criminal action, either (A) had reasonable cause to believe his conduct was lawful or (B) had no reasonable cause to believe his conduct was unlawful.

     Further, Indiana Gas must indemnify any such person against expenses if such person has been successful on the merits or otherwise in the defense of the action.

     Unless ordered by a court, any indemnification of a person pursuant to the provisions described in the first paragraph of this section may be made by Indiana Gas only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he met the application indemnification standards. Such determination shall be made (i) by the board of directors, by a majority vote of a quorum consisting of directors who are not parties to the action or proceeding or (ii) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the board (in which designation directors who are parties may participate) consisting solely of two or more directors who are not parties to the action or proceeding or
(iii) by written opinion of independent legal counsel (A) selected by the board in the manner described in (i) or (ii) above or (B) if a quorum cannot be obtained or a committee cannot be designated, selected by a majority of the full board in which selection directors who are parties may participate or (iv) by shareholders who are not parties.

     Indiana Gas may advance expenses reasonably incurred in defending any action or proceeding described above if (i) the person furnishes Indiana Gas with a written affirmation of a good faith belief that he has met the indemnification standards and a written undertaking to repay the advance if it is ultimately determined that he did not meet the indemnification standards and
(ii) it is determined that the facts then known would not preclude indemnification pursuant to the provision described above.

     The articles provide that the indemnification provisions are not exclusive of other indemnification rights which a person may have under law, the regulations and bylaws, a resolution of the board or shareholders, or any other authorization or instrument providing for indemnification. The articles provide that Indiana Gas has the power to maintain insurance on behalf of the directors, officers and other persons described above against liabilities whether or not Indiana Gas would otherwise have the power to indemnify against such liability.

Indiana Business Corporation Law Provision

     Section 23-1-37 et seq. of the Indiana Business Corporation Law ("IBCL") provides for "mandatory indemnification," unless limited by the articles, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the IBCL states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director acted in good faith and reasonably believed the actions were in the best interest of the corporation if the proceeding is a civil proceeding. If the proceeding is criminal, the director must furnish a written affirmation that the director had reasonable cause to believe he or she was acting lawfully or the director or officer had no reason to believe the action was unlawful. The director will repay the advance if it is ultimately determined that such director did not meet the standard of conduct required by the IBCL and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the IBCL.

     The IBCL permits a corporation to grant indemnification rights in addition to those provided by statute, limited only by the fiduciary duties of the directors approving the indemnification and public policies of the State of Indiana.

Vectren of Ohio Indemnification Provisions

     The code of regulations of Vectren of Ohio provide that Vectren of Ohio is required to indemnify any person who is a party, or is threatened to be made a party, to any civil, criminal, administrative, or investigative action, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

     In case any such person is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, further, Vectren of Ohio is required to indemnify these persons against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of an action or suit referenced above if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following: (i) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of common pleas, or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

     To the extent that any such person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, Vectren of Ohio must indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

     Indemnification, unless ordered by a court, shall be made by Vectren of Ohio only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth above. The determination shall be made as follows: (i) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, (ii) if this quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified within the past five years, (iii) by the shareholders, or (iv) by the court of common pleas or the court in which such action, suit, or proceeding has brought. Any determination made by the disinterested directors or by independent legal counsel must be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the corporation, and within ten days after the receipt of the notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     Unless the only liability asserted against a director in an action, suit, or proceeding is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding, shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following: (A) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation; and (B) reasonably cooperate with the corporation concerning the action, suit, or proceeding.

     Expenses, including attorney's fees, incurred by a director, trustee, officer, employee or agent in defending any action, suit or proceeding referred to above may be paid by the corporation as they are incurred in advance of the final disposition of the action, suit or proceeding as authorized by the directors in the specific case upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

     Expenses, including attorneys' fees, amounts paid in settlement, and (except in the case of an action by or in the right of the corporation) judgments, decrees, fines and penalties, incurred in connection with any potential, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by any person by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or profit, partnership, joint venture, trust or other enterprise, may be paid or reimbursed by the corporation, as authorized by the board of directors upon a determination that such payment or reimbursement is the best interests of the corporation; provided, however, that unless all directors are interested, the interested directors shall not participate and a quorum shall be one-third of the disinterested directors.

     The indemnification authorized by the code of regulations is not exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the corporation's Articles of Incorporation or the code of regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Vectren of Ohio may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have indemnified him against such liability under the provisions described herein. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Ohio Revised Code Provisions

     Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer, agent or employee of that corporation, or of another corporation, domestic or foreign, non-profit or for profit, limited liability company or a partnership, joint venture or other enterprise, at the request of that corporation, against expenses actually and reasonably incurred by him in connection with any pending, threatened or completed action, suit or proceeding, criminal or civil, to which he was, is or may be made a party because of being or having been such director, officer or employee, provided, in connection therewith, that such person is determined to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, that, in the case of an action or suit by or in the right of the corporation, (i) no negligence or misconduct shall have been adjudged unless a court determines that such person is fairly and reasonably entitled to indemnity, and (ii) the action or suit is not one in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, which relates to unlawful loans, dividends and distributions of assets, and that, in the case of a criminal matter, such person is determined to have had no reasonable cause to believe that his conduct was unlawful. Section 1701.13(E) further provides that to the extent that such person has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith. Section 1701.13(E) further provides that unless a corporation has specifically elected to the contrary in its articles of incorporation or code of regulations and unless the only liability asserted against a director is pursuant to Section 1701.95, expenses incurred by a director in defending such an action, suit or proceeding shall be paid by the corporation as they are incurred in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (i) to repay such amounts if it is proved by clear and convincing evidence in a court of competent jurisdiction that such director acted, or failed to act, with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and (ii) reasonably to cooperate with the corporation concerning said action, suit or proceeding. Section 1701.13(E) also provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights under insurance purchased by the corporation.


Item 16. Exhibits.

         Exhibit No.                        Description

         **       1.1         Form of Underwriting Agreement

                  2.1 Agreement and Plan of Merger dated June 11, 1999, among Indiana Energy, Inc., SIGCORP, Inc. and Vectren Corporation (incorporated by reference to
                              Exhibit 2 to the Current Report on Form 8-K of Indiana Energy, Inc. (Commission file number 1-9091) filed June 15, 1999).

                  2.2         Amendment  No.  1,  dated  December  14,  1999  to
                              Agreement and Plan of Merger (set forth in 2.1, above) (incorporated by reference to Exhibit 2 of Indiana Energy, Inc.'s (Commission file No. 1-9091) Current Report on Form 8-K dated December 16, 1999, and filed as of December 16, 1999).

                  2.3 Asset Purchase Agreement dated December 14, 1999 between Indiana Energy, Inc. and Dayton Power and Light Co., Inc. and Number-3 CHK, Inc. with a commitment letter for a 364-Day Credit Facility dated December 16, 1999 (Incorporated by reference to Exhibits 2 and 99.1 of Indiana Energy, Inc.'s (Commission file No. 1-9091) Current Report on Form 8-K filed December 28, 1999).

         *        4.1         Revised Form of Indenture.

         ***      5.1         Opinion of Barnes & Thornburg.

         ***      12.1        Statement Re: Computation of Ratios.

         ***      23.1        Consent of Barnes & Thornburg (included in Exhibit
                              5.1).

         *        23.2        Consent  of  Arthur   Andersen  LLP  re:   Utility
                              Holdings.

         *        23.3        Consent of Arthur Andersen LLP re:  Indiana Gas.

         *        23.4        Consent  of  Arthur   Andersen  LLP  re:  Southern
                              Indiana Gas.

         *        23.5        Consent of PricewaterhouseCoopers LLP.

         ***      25.1        Form T-1 Statement of Eligibility.

-----------------
         *        Filed herewith.
         **       To be  filed by amendment or an exhibit to a current report on
                  Form 8-K.
         ***      Previously filed.


Item 17.          Undertakings.

          Each of the undersigned Registrants hereby undertakes:

                    (1) To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference to the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                    (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Vectren Utility Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on October 9, 2001.

                                          VECTREN UTILITY HOLDINGS, INC.


                                          By:  * /s/ Andrew E. Goebel
                                             -----------------------------------
                                             Andrew E. Goebel, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                     Date
         ---------                     -----                     ----


(1)  Principal Executive Officer


  * /s/ Niel C. Ellerbrook        Chairman and Chief          October 9, 2001
--------------------------------- Executive Officer
Niel C. Ellerbrook

(2)  Principal Financial Officer


  * /s/ Jerome A. Benkert, Jr.    Executive Vice President    October 9, 2001
--------------------------------- and Chief Financial
Jerome A. Benkert, Jr.            Officer

(3)  Principal Accounting Officer


  * /s/ M. Susan Hardwick         Vice President and          October 9, 2001
--------------------------------- Controller
M. Susan Hardwick

(4)  A Majority of the Board
     of Directors


  * /s/ Niel C. Ellerbrook        Director                    October 9, 2001
---------------------------------
Niel C. Ellerbrook


  * /s/ Andrew E. Goebel          Director                    October 9, 2001
---------------------------------
Andrew E. Goebel


  * /s/ Jerome A. Benkert, Jr.    Director                    October 9, 2001
---------------------------------
Jerome A. Benkert, Jr.


/s/ Ronald E. Christian           Director                    October 9, 2001
---------------------------------
Ronald E. Christian



*By: /s/ Ronald E. Christian
    -------------------------------------
    Ronald E. Christian, attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Southern Indiana Gas and Electric Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on October 9, 2001.

                                       SOUTHERN INDIANA GAS AND ELECTRIC COMPANY


                                       By:  * /s/ Andrew E. Goebel
                                          --------------------------------------
                                          Andrew E. Goebel, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                     Title                     Date
         ---------                     -----                     ----



(1)  Principal Executive Officer


  * /s/ Niel C. Ellerbrook        Chairman and Chief          October 9, 2001
--------------------------------- Executive Officer
Niel C. Ellerbrook

(2)  Principal Financial Officer


  * /s/ Jerome A. Benkert, Jr.    Executive Vice President    October 9, 2001
--------------------------------- and Chief Financial
Jerome A. Benkert, Jr.            Officer

(3)  Principal Accounting Officer


  * /s/ M. Susan Hardwick         Vice President and          October 9, 2001
--------------------------------- Controller
M. Susan Hardwick

(4)  A Majority of the Board
     of Directors



  * /s/ Jerome A. Benkert, Jr.    Director                    October 9, 2001
---------------------------------
Jerome A. Benkert, Jr.


/s/ Ronald E. Christian           Director                    October 9, 2001
---------------------------------
Ronald E. Christian


  * /s/ William S. Doty           Director                    October 9, 2001
---------------------------------
William S. Doty


  * /s/ Niel C. Ellerbrook        Director                    October 9, 2001
---------------------------------
Niel C. Ellerbrook


  * /s/ Andrew E. Goebel          Director                    October 9, 2001
---------------------------------
Andrew E. Goebel


  *  /s/ M. Susan Hardwick        Director                    October 9, 2001
---------------------------------
M. Susan Hardwick


*By: /s/ Ronald E. Christian
    -------------------------------------
    Ronald E. Christian, attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Indiana Gas Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on October 9, 2001.

                                          INDIANA GAS COMPANY, INC.


                                          By:  * /s/ Andrew E. Goebel
                                              ----------------------------------
                                              Andrew E. Goebel, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                     Title                     Date
         ---------                     -----                     ----



(1)  Principal Executive Officer


  * /s/ Niel C. Ellerbrook        Chairman and Chief          October 9, 2001
--------------------------------- Executive Officer
Niel C. Ellerbrook

(2)  Principal Financial Officer


  * /s/ Jerome A. Benkert, Jr.    Executive Vice President    October 9, 2001
--------------------------------- and Chief Financial
Jerome A. Benkert, Jr.            Officer

(3)  Principal Accounting Officer


  * /s/ M. Susan Hardwick         Vice President and          October 9, 2001
--------------------------------- Controller
M. Susan Hardwick

(4)  A Majority of the Board
     of Directors


  * /s/ Jerome A. Benkert, Jr.    Director                    October 9, 2001
---------------------------------
Jerome A. Benkert, Jr.


/s/ Ronald E. Christian           Director                    October 9, 2001
---------------------------------
Ronald E. Christian


  * /s/ Niel C. Ellerbrook        Director                    October 9, 2001
---------------------------------
Niel C. Ellerbrook


  * /s/ Andrew E. Goebel          Director                    October 9, 2001
---------------------------------
Andrew E. Goebel


*By: /s/ Ronald E. Christian
    -------------------------------------
    Ronald E. Christian, attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Vectren Energy Delivery of Ohio certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on October 9, 2001.

                                         VECTREN ENERGY DELIVERY OF OHIO, INC.


                                         By:   * /s/ Douglas L. Petitt
                                             -----------------------------------
                                             Douglas L. Petitt, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                     Title                     Date
         ---------                     -----                     ----


(1)  Principal Executive Officer


  * /s/ Niel C. Ellerbrook        Chairman and Chief          October 9, 2001
--------------------------------- Executive Officer
Niel C. Ellerbrook

(2)  Principal Financial Officer


  * /s/ Jerome A. Benkert, Jr.    Executive Vice President    October 9, 2001
--------------------------------- and Chief Financial
Jerome A. Benkert, Jr.            Officer

(3)  Principal Accounting Officer


  * /s/ M. Susan Hardwick         Vice President and          October 9, 2001
--------------------------------- Controller
M. Susan Hardwick

(4)  A Majority of the Board
     of Directors


  * /s/ Jerome A. Benkert, Jr.    Director                    October 9, 2001
---------------------------------
Jerome A. Benkert, Jr.


/s/ Ronald E. Christian           Director                    October 9, 2001
---------------------------------
Ronald E. Christian


  * /s/ Niel C. Ellerbrook        Director                    October 9, 2001
---------------------------------
Niel C. Ellerbrook


  * /s/ Andrew E. Goebel          Director                    October 9, 2001
---------------------------------
Andrew E. Goebel



*By: /s/ Ronald E. Christian
    -------------------------------------
    Ronald E. Christian, attorney-in-fact